As filed with the Securities and Exchange Commission on April 27, 2005

     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRINITY BIOTECH PLC
(Exact name of Registrant as specified in its charter)

Republic of Ireland	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

IDA Business Park
Bray, Co. Wicklow
Ireland
011 353 1 276 9800
(Address of Registrant's principal executive offices)

TRINITY BIOTECH PLC EMPLOYEE SHARE OPTION PLAN 2003
(full title of the plan)

Alan J. Bernstein, Esq.
Carter Ledyard & Milburn LLP
2 Wall Street
New York, NY 10005
(212) 732-3200
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Copies to:

Alan J. Bernstein, Esq.
Carter Ledyard & Milburn LLP
2 Wall Street
New York, NY 10005
(212) 732-3200

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Ordinary Shares represented by American Depository Shares (1)	3,000,000 (2)	$2.07 (3)	$6,210,000 (3)	$731

(1)	American Depositary Shares (“ADS”), each ADS representing one Class A Ordinary Share, nominal value US$0.0109 per share (“Common Stock”) of Trinity Biotech plc (the “Company”), have been registered on a separate Registration Statement on Form F-6.

(2)	The 3,000,000 shares of Common Stock represent the number of shares issuable under the Employee Share Option Plan 2003 (the “Plan”).

(3)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low prices ($2.10 and $2.04) of an ADR, as quoted on the NASDAQ Small Cap Market on April 26, 2005.

     This Registration Statement shall become effective immediately upon filing as provided in Rule 462(a) under the Securities Act of 1933.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been filed by the Company (File No. 0-22320) with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) are incorporated by reference herein and shall be deemed to be a part hereof.

     (a)      The Company’s Annual Report on Form 20-F for the year ended December 31, 2004 (the “Annual Report”) filed on April 1, 2005.

     (b)      All other reports filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act, since December 31, 2004.

     (c)      A description of the ADS and the Common Stock is contained in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004.

     All Annual Reports on Form 20-F of the Company filed pursuant to the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. All subsequent reports on Form 6-K filed by the Company shall be incorporated by reference into this Prospectus. Any statement contained in a document incorporated by reference shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that it conflicts with a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference, and such statement shall not be deemed, except so modified or superceded, to constitute a part of this Registration Statement.

     Copies of any documents that are incorporated by reference herein, other than exhibits to such documents, may be obtained upon request without charge by written or oral request from the Company's Corporate Secretary, Trinity Biotech plc, IDA Business Park, Bray, Co. Wicklow, Ireland. The Company's telephone number is 011 353 1 276 9800.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

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Item 6. Indemnification of Directors and Officers

     The Company’s Articles of Association provide that every Director, Managing Director, agent secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceeding, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto.

Item 7. Exemption from Registration Claimed Not applicable.

Item 8. Exhibits

4.	Employee Share Option Plan 2003.

5.	Opinion of O'Donnell Sweeney

23.1	Consent of Ernst & Young, Independent Registered Public Accounting Firm

23.2	Consent of O'Donnell Sweeney (included in Exhibit 5)

24	Powers of Attorney (included in signature pages)

Item 9. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum approximate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)      The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(C)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on the 27th day of April, 2005.

TRINITY BIOTECH PLC

By:	/s/ Ronan O’Caoimh

Ronan O’Caoimh Chairman and Chief Executive Officer

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POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes Ronan O’Caoimh his true and lawful attorney-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, and hereby ratifies and confirms the signature of such person as it may be signed by such attorney-in-fact to any and all amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the above power of attorney have been signed below by the following persons in the capacities indicated on April 27, 2005.

Signature	Title

/s/ Ronan O’Caoimh	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

Ronan O’Caoimh
/s/ Denis Burger	Non-executive Director (Authorized U.S. representative)

Denis Burger

/s/ Brendan Farrell	President and Director

Brendan Farrell

/s/ James Walsh	Chief Operating Officer and Director

James Walsh

/s/ Rory Nealon	Chief Financial Officer, Secretary and Director

Rory Nealon

/s/ Peter Coyne	Non-executive Director

Peter Coyne

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INDEX OF EXHIBITS

4.	Employee Share Option Plan 2003.

5.	Opinion of O'Donnell Sweeney

23.1	Consent of Ernst & Young, Independent Registered Public Accounting Firm

23.2	Consent of O'Donnell Sweeney (included in Exhibit 5)

24	Powers of Attorney (included in signature pages)